Neenah, Inc.
20__ Performance Share Unit Award Agreement
THIS AGREEMENT (the “Agreement”), effective ______, 20__, sets forth the terms and conditions of the grant of Performance Share Units (“Performance Shares”) by Neenah, Inc. (the “Company”) to the Participant pursuant to the provisions of the Neenah, Inc. 2018 Omnibus Stock and Incentive Compensation Plan (the “Plan”). The Participant’s number of target Performance Shares for 20__ (the “Target Performance Shares”) has been provided to the Participant in the Participant’s Morgan Stanley StockPlan Connect account.
Summary
The Award under this Agreement consists of two components, Component I and Component II.
The Component I portion of the Award has a one-year Performance Period and is subject to a two-year vesting period after the end of the Performance Period. The performance metrics are Return on Invested Capital (“ROIC”), Corporate Revenue Growth, and Adjusted Earnings per Share Growth.
The Component II portion of the Award has a three-year Performance Period and is vested at the end of the Performance Period. The performance metric is Relative TSR.
These components are described below under the headings “Component I” and “Component II,” respectively, and the features common to both components are described after that under the heading “Provisions Applicable to all Performance Shares.” This summary is subject to the terms of the Agreement below.
Agreement
The Company and the Participant agree as follows:
Component I: ROIC, Corporate Revenue Growth and Adjusted Earnings per Share Growth Component of Award

1.	Performance Period: The Performance Period for Component I commences on January 1, 20__ and ends on December 31, 20__.

2.	Performance Metrics:

(a)
“Return on Invested Capital” (“ROIC”) is defined as the difference expressed in basis points (with 100 equal to 1 percentage point) between ROIC for the Company for the Performance Period and ROIC for the Company for the prior calendar year.  “ROIC” is defined as After-tax Adjusted EBIT from continuing operations divided by Average Net Invested Capital.  “Adjusted EBIT” is earnings before interest and taxes, excluding the effects of gains/losses on sale of assets, goodwill impairment, facility/asset closure, integration or restructuring costs, and other material non-recurring items. Tax rates are based on the statutory effective tax rates of each business entity adjusted for permanent differences impacting these rates. “Average Net Invested Capital” is the straight average for the twelve months of total assets less cash and short-term non-interest bearing liabilities, all expressed in constant currency.

(b)
“Corporate Revenue Growth” is defined as the percentage change in the Company’s Net Sales for the Performance Period, excluding translation impacts from changes in foreign exchange rates, as compared with the prior calendar year.

(c)	“Net Sales” means net sales for Technical Products and Fine Paper and excludes revenues from non-strategic products reported as part of the Other segment.

(d)
“Adjusted Earnings per Share Growth” is defined as the percentage change in the Company’s Adjusted Earnings per Share for the Performance Period, as compared with the prior calendar year. “Adjusted Earnings per Share” is defined as the Company’s earnings per fully diluted common share from continuing operations, excluding the effects of gains/losses on sale of assets, goodwill impairment, facility/asset closure, integration or restructuring costs, and other material non-recurring items.

3.
Percentage Weighting for each Performance Metric: The following percentage weighting for each performance metric will apply for purposes of determining the number of Performance Shares earned under Component I:

Performance Metric	Weighting
ROIC	__%
Corporate Revenue Growth	__%
Adjusted Earnings per Share Growth	__%

4.
Percentage Attained based on each Performance Metric: The payout percentage attained based on each performance metric, which will be used for determining the number of Performance Shares earned under Component I, is as follows:

	Performance Metric Weighting	Threshold	Target	Maximum
Payout Percentage Attained		___%	___%	___%
ROIC	__%	___ bps	___ bps	___ bps
Corporate Revenue Growth	__%	__%	__%	__%
Adjusted Earnings per Share Growth	__%	__%	__%	__%

Straight line extrapolation of the payout percentage attained will be calculated for results between Threshold and Target, and between Target and Maximum. Below Threshold, the payout percentage attained is 0%. For Maximum or above, the payout percentage attained is ___%. Notwithstanding the foregoing, the Compensation Committee retains discretion to adjust an award (increase or reduce) under this Agreement based on its assessment of the Company’s performance with respect to strategic initiatives.

5.	Number of Performance Shares Earned: The number of Performance Shares earned under Component I is determined as follows:

(a)
Step 1: multiply the percentage weighting for each performance metric by the payout percentage attained based on such performance metric to arrive at the percentage of Target Performance Shares earned based on such performance metric;

(b)	Step 2: add the sum of the percentages of Target Performance Shares earned based on each performance metric;

(c)	Step 3: multiply the sum of the percentages of Target Performance Shares earned based on each performance metric by the total number of Target Performance Shares and

(d)	Step 4: increase or reduce the award calculated in Step 3 by the percentage that the Compensation Committee determines in its discretion.

As an example, assume the percentage attained based on each performance metric is as shown below:

	Percentage Weighting	x	Payout Percentage Attained	Percentage Target Shares Earned
ROIC	__%	x	___%	= __%
Corporate Revenue Growth	__%	x	___%	= __%
Adjusted Earnings per Share Growth	__%	x	___%	= __%

__% + __% + __% = __%.

6.
Dividend Equivalents: The Performance Shares under Component I do not accrue dividend equivalents during the Performance Period, except if a Change in Control occurs during the Performance Period, in which case, they accrue dividend equivalents beginning on the date of the Change in Control. Beginning on the earlier of (a) the first day following the end of the Performance Period, or (b) the date of the Change in Control, the Performance Shares shall accrue dividend equivalents. The dividend equivalents shall be paid to the Participant in cash or shares of Stock, as determined by the authorized officers as designated by the Committee, within thirty (30) days following the end of each calendar quarter. The dividend equivalents paid for such calendar quarter will be equal to the dividend per Share (if any) declared by the Company during such calendar quarter, multiplied by the number of Performance Shares held by the Participant. If dividend equivalents for a calendar quarter are paid in shares of Stock, the number of shares of Stock will be equal to the dividend equivalents for the calendar quarter, divided by the Fair Market Value per share of stock as of the date the dividend is payable as declared by the Company. After the Performance Shares have been settled or forfeited, no further dividend equivalents shall accrue.

7.
Vesting and Payment of the Performance Shares: One hundred percent (100%) of the earned Performance Shares under Component I will vest on the earliest of the dates specified below and will be paid when specified below (with the vesting date listed first in each Subsection, followed by payment date):

(a)
December 31, 20__ provided the Participant has continued in the employment of the Company, its Affiliates, or its Subsidiaries through such date, in which case the Performance Shares will be paid on December 31, 20__;

(b)
On the Participant’s date of death if the Participant dies on or after December 31, 20__ and before December 31, 20__, provided the Participant has continued in the employment of the Company, its Affiliates, and/or its Subsidiaries through the date of death, in which case the Performance Shares will be paid within thirty (30) days following the date of death;

(c)
On the date the Participant incurs a “Separation from Service” (within the meaning of Code Section 409A), if that occurs on or after July 1, 20__ and before December 31, 20__ due to “Retirement” or “Disability” (as defined in the Plan) (but in the case of Disability determined without regard to the length of any elimination period under the long term disability benefits plan), in which case the number of Performance Shares earned during Performance Period will be prorated based upon the ratio that the number of days from the date of grant through the date of the Participant’s Separation from Service bears to 1,095 and will be paid upon the later of 20__, by February 28, 20__, or within thirty (30) days following the date of the Participant’s Separation from Service (but not later than December 31, 20__), provided, however, if the Participant is a “Specified Employee” within the meaning of Code Section 409A, the Performance Shares will be paid six (6) months following such Separation from Service to the extent required to comply with Code Section 409A (but not before 20__, by

February 28, 20__ or later than December 31, 20__ to the extent permissible under Code Section 409A);

(d)
On the date of a “Change in Control” (as defined in Section 15 of “Provisions Applicable to all Performance Shares”), if that occurs on or after January 1, 2019 and before December 31, ____, with respect to which Neenah, Inc. is not the surviving entity, provided the Participant has continued in the employment of the Company, its Affiliates, or its Subsidiaries through such occurrence; provided, however, that if the Change in Control occurs on or after January 1, 2019 and before December 31, ____, the Participant shall be deemed to earn 75% of the Target Performance Shares. The Performance Shares will be paid within thirty (30) days following the Change in Control; or

(e)
On the date the Participant incurs a Separation from Service if a Change in Control occurs on or after January 1, 20__ and before December 31, 20__, with respect to which Neenah, Inc. is the surviving entity, and within two years after the date of the Change in Control and before December 31, 20__, the Participant incurs a Separation from Service as a result of the Participant’s employment being terminated by the Company, its Affiliates, and/or Subsidiaries other than for Cause, or being terminated by the Participant for Good Reason; provided, however, that if the Change in Control occurs on or after January 1, 20__ and before December 31, 20__, the Participant shall be deemed to earn 75% of the Target Performance Shares. For the purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the same meaning as provided in the Executive Severance Plan. The Performance Shares shall be paid within thirty (30) days following Separation from Service, but not later than December 31, 20__; provided, however, that in the case of a Participant who is a Specified Employee, the Performance Shares will be paid six (6) months following Separation from Service to the extent required to comply with Code Section 409A, but not later than December 31, 20__ to the extent permissible under Code Section 409A.

Component II: Relative TSR Component of Award

8.	Performance Period: The Performance Period for Component II commences on January 1, 20__ and ends on December 31, 20__.

9.
Performance Measure: Relative Total Shareholder Return (“Relative TSR”) is defined as the Company’s Total Shareholder Return (“TSR”) relative to the TSR of the companies in the Russell 2000 Value Index.

“TSR” is expressed as a percentage and calculated as follows:
(December 20__ average closing stock price + dividends paid and reinvested during the Performance Period - December 20__ average closing stock price)
December 20__ average closing stock price
The TSR for companies (including the Company) in the Russell 2000 Value Index will be ranked from highest to lowest and Relative TSR will be measured based on the Company’s TSR ranking within each quartile of the companies in the Russell 2000 Value Index.

10.	Percentage Weighting for Relative TSR: The Relative TSR percentage weighting is __% and will apply for determining the number of Performance Shares earned under Component II.

11.
Percentage Attained based on Relative TSR: The payout percentage attained based on Relative TSR, which will be used for purposes of determining the number of Performance Shares earned under Component II, is as follows:

	Performance Metric Weighting	Threshold	Target	High
Payout Percentage Attained		___%	____%	___%
Relative TSR	___%	3rd Quartile Russell 2000 Value Index	2nd Quartile Russell 2000 Value Index	1st Quartile Russell 2000 Value Index

Straight line extrapolation of the payout percentage attained will be calculated for results between Threshold and Target (i.e., over the 25th percentile up to the 50th percentile), and between Target and Maximum (i.e., over the 50th percentile up to the 75th percentile). Below Threshold, the payout percentage attained is 0%. For Maximum or above, the payout percentage attained is ___%. Notwithstanding the foregoing, the Compensation Committee retains discretion to adjust an award (increase or reduce) under this Agreement based on its assessment of the Company’s performance with respect to strategic initiatives.

12.	Number of Performance Shares Earned: The number of Performance Shares earned based on Relative TSR performance is determined as follows:

(a)
Step 1: multiply ___% (i.e., the percentage weighting for Relative TSR) by the payout percentage attained based on Relative TSR to arrive at the percentage of Target Performance Shares earned based on Relative TSR;

(b)	Step 2: multiply the percentage of Target Performance Shares earned based on Relative TSR by the total number of Target Performance Shares; and

(c)	Step 3: increase or reduce the award calculated in Step 3 by the percentage that the Compensation Committee determines in its discretion.
As an example, assume the Relative TSR payout percentage below is attained:

	Percentage Weighting	x	Payout Percentage Attained	Percentage Target Shares Earned
Relative TSR	___%	x	___%	= ___%

Therefore, the number of Performance Shares earned based on Relative TSR is ___% of the number of Target Performance Shares.

13.
Dividend Equivalents: The Performance Shares actually earned under Component II accrue dividend equivalents during the Performance Period. The dividend equivalents shall be paid to the Participant in cash or shares of Stock, as determined by the authorized officers as designated by the Committee. The dividend equivalents will be equal to the dividend per Share (if any) declared by the Company during the Performance Period, multiplied by the number of Performance Shares held by the Participant. If dividend equivalents are paid in shares of Stock, the number of shares of Stock will be equal to the dividend equivalents for each given date during the Performance Period, divided by the Fair Market Value per share of Stock as of the date the dividend is payable as declared by the Company. The dividend equivalents will be paid on the same date as the Award is paid pursuant to Section 7 of Component II. After the Performance Shares have been settled or forfeited, no further dividend equivalents shall accrue.

14.
Vesting and Payment of the Performance Shares: One hundred percent (100%) of the earned Performance Shares under Component II will vest on the earliest of the dates specified below and will be paid when specified below (with the vesting date listed first in each Subsection, followed by payment date):

(a)
December 31, 20__, provided the Participant has continued in the employment of the Company, its Affiliates, or its Subsidiaries through such date, in which case the Performance Shares will be paid in 20__ by February 28, 20__;

(b)
On the date the Participant incurs a Separation from Service that occurs on or after July 1, 20__and before December 31, 20__due to Retirement or Disability (but in the case of Disability determined without regard to the length of any elimination period under the long term disability benefits plan), in which case the number of Performance Shares earned during the Performance Period will be prorated based upon the ratio that the number of days from the date of grant through the date of the Participant’s Separation from Service bears to 1,095 and will be paid in 20__by February 28, 20__, provided, however, if the Participant is a Specified Employee within the meaning of Code Section 409A, the Performance Shares will be paid six (6) months following such Separation from Service to the extent required to comply with Code Section 409A;

(c)
On the date of a Change in Control with respect to which Neenah, Inc. is not the surviving entity, provided the Participant has continued in the employment of the Company, its Affiliates, or its Subsidiaries through such occurrence; provided, however, that the Participant shall be deemed to earn 25% of the Target Performance Shares. The Performance Shares will be paid within thirty (30) days following the Change in Control; or

(d)
On the date the Participant incurs a Separation from Service if a Change in Control occurs with respect to which Neenah, Inc. is the surviving entity, and within two years after the date of the Change in Control and before December 31, 20__, the Participant incurs a Separation from Service as a result of the Participant’s employment being terminated by the Company, its Affiliates, and/or Subsidiaries other than for Cause, or by the Participant for Good Reason; provided, however, that the Participant shall be deemed to earn __% of the Target Performance Shares. The Performance Shares will be paid within thirty (30) days following Separation from Service; provided, however, that in the case of a Participant who is a Specified Employee, the Performance Shares will be paid six (6) months following Separation from Service to the extent required to comply with Code Section 409A, but not later than February 28, 20__ to the extent permissible under Code Section 409A.

Provisions Applicable to all Performance Shares

15.
Settlement of Award: The Company shall issue to the Participant one share of Stock (as defined in the Plan) for each Performance Share earned by the Participant that becomes vested in accordance with the provisions of Section 7 of Component I or Section 7 of Component II. Notwithstanding the forgoing or any other provision hereof, the Committee reserves the sole and unfettered discretion to reduce the number of shares of Stock that would otherwise be issuable pursuant to this Agreement. Any fractional share of Stock payable to the Participant in accordance with this Section shall be rounded up to the nearest whole share of Stock. Notwithstanding the foregoing, pursuant to Section 4.4 or Article 18 of the Plan, the Company may adjust the number or kind of shares or substitute cash.

16.
Termination of Employment for Other Reasons: In the event that the Participant’s employment with the Company terminates before December 31, 20__, then except as set forth in Section 7 of Component I or Section 7 of Component II, this Award and all Performance Shares hereunder shall be forfeited and no payment shall be made to the Participant.

17.
Right as Stockholder: The Participant shall not have voting or any other rights as a shareholder of the Company with respect to Performance Shares. The Participant will obtain full voting and other rights as a shareholder of the Company upon the settlement of Performance Shares in shares of Stock.

18.
Nontransferability: Performance Shares awarded pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (“Transfer”), other than by will or by the laws of descent and distribution. If any Transfer, whether voluntary or involuntary, of Performance Shares is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Performance Shares, the Participant’s right to such Performance Shares shall be immediately forfeited to the Company, and this Agreement shall lapse.

19.
Requirements of Law: The granting of Performance Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.
Inability to Obtain Authorization: The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any shares of Stock hereunder, shall relieve the Company of any liability with respect to the failure to issue such shares of Stock as to which such requisite authority shall not have been obtained.

21.
Tax Withholding: The Company will have the power and the right to deduct or withhold, or require the Participant or the Participant’s beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required, or in the Company’s discretion permitted, but not in excess of the maximum statutory rates, by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.

22.
Stock Withholding: With respect to withholding required upon any taxable event arising as a result of Performance Shares granted hereunder, the Company, unless notified otherwise by the Participant in writing within thirty (30) days prior to the taxable event, will have the right to satisfy the tax withholding requirement by withholding shares of Stock having a Fair Market Value equal to the total tax required, or in the Company’s discretion permitted, but not in excess of the maximum statutory rates, to be withheld on the transaction. The Participant agrees to pay to the Company, its Affiliates, and/or its Subsidiaries any amount of tax that the Company, its Affiliates, and/or its Subsidiaries may be required to withhold, or has permitted to be withheld, as a result of the Participant’s participation in the Plan that are not satisfied by the means previously described.

23.
Administration: This Agreement and the Participant’s rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which will be binding upon the Participant.

24.
Continuation of Employment: This Agreement will not confer upon the Participant any right to continuation of employment by the Company, its Affiliates, and/or its Subsidiaries, nor will this Agreement interfere in any way with the Company’s, its Affiliates’, and/or its Subsidiaries’ right to terminate the Participant’s employment at any time.

25.
Amendment to the Plan: The Plan is discretionary in nature and the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may adversely affect the Participant’s rights under this Agreement, without the Participant’s written approval.

26.
Amendment to This Agreement: The Committee may terminate, amend, or modify this Agreement. No such termination, amendment, or modification of the Agreement may adversely affect the Participant’s rights under this Agreement, without the Participant’s written approval.

27.	Successor: All obligations of the Company under the Plan and this Agreement, with respect to the Performance Shares, will be binding on any legal successor to or assigns of the Company.

28.
Severability: The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

29.
Applicable Laws and Consent to Jurisdiction: The validity, construction, interpretation, and enforceability of this Agreement will be determined and governed by the laws of the state of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation will be conducted in the federal or state courts of the state of Georgia.

30.
Code Section 409A: This Agreement is intended to comply with Code Section 409A and all of the provisions of this Agreement shall be construed consistent with that intent. References herein to the Participant’s cessation of service, termination of service and similar terms shall be construed to refer to a “separation from service” within the meaning of Code Section 409A.

31.
Definition of Change in Control: “Change in Control” means the occurrence of a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the Company’s assets” (as such terms are defined below).

(a)
A “change in ownership of the Company” shall occur on the date that any one person, or more than one person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company. In addition, the following shall not constitute a change in ownership of the Company: (i) any acquisition by any one person, or more than one person acting as a Group, who on December 1, 2004 is the “beneficial owner” (within the meaning of Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended) (a “Beneficial Owner”) of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (v) any transaction described in Subsection (d) below.

(b)	A “change in the effective control of the Company” occurs on the date that:

(i)
Any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, if any one person, or more than one person acting as a group, is considered to own thirty-five percent (35%) or more of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the effective control of the Company. Notwithstanding the foregoing, the following shall not constitute a change in the effective control of the Company: (A) any acquisition by any one person, or more than one person acting as a Group, who on December 1, 2004 is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (B) any acquisition directly from the Company, including without limitation, a public offering of securities, (C)

any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (D) any transaction described in Subsection (d) below; or

(ii)
A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that this Paragraph (ii) shall apply only to the Company if no other corporation is a majority shareholder of the Company.

(c)
A “change in the ownership of a substantial portion of the Company’s assets” occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total “Gross Fair Market Value” (as defined below) equal to or more than 90% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(i)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)	a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company;

(iv)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Paragraph (iii) hereof); or

(v)	a Successor Entity pursuant to a transaction described in Subsection (d) below.

(d)
Consummation of a reorganization, merger, or consolidation to which the Company is a party, or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) shall not constitute a change in ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, if following such Business Combination: (i) all or substantially all the individuals or entities who were the Beneficial Owners of Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of the members of the board of directors of the company resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (ii) no person or Group (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the incumbent Board (including members of the Board whose appointment or election is endorsed by a majority of the Board prior to the date of the appointment or election) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

(e)	For purposes of the definition of Change in Control:

(i)
“Group” means persons acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock of the Company or assets of the Company, or a similar business transaction with the Company (the “Transaction”); provided, however, that with respect to any person who owns stock of both the Company and the other corporation in a Transaction, such person will only be treated as acting as a group with respect to his or her interest in the other corporation prior to the Transaction;

(ii)	“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; and

(iii)
Notwithstanding any other provision hereof, stock ownership shall be determined under Code Section 409A, and no Change in Control shall be deemed to have occurred hereunder unless such event constitutes a change in the ownership or effective control of the Company or in a substantial portion of the assets of the Company under Code Section 409A.

32.
“Retirement” means voluntary resignation of employment by a Participant, who is also an employee of the Company or an Affiliate (as defined in the Plan),after (i) the later of attaining age sixty-five (65) or the fifth anniversary of the Participant’s date of hire, or (ii) attaining age fifty-five (55) with at least five (5) Years of Vesting Service; provided, however, that if a Participant is a participant under the Company’s Pension Plan or Retirement Contribution Plan, “Retirement” shall mean satisfying the requirements for “retirement” or “early retirement” as defined in the applicable plan. For purposes of the definition of “Retirement,” “Years of Vesting Service” shall be determined in the same manner as years of vesting service are determined pursuant to the Company’s Pension Plan or Retirement Contribution Plan, whichever is applicable to the Participant; however, if such plan is subsequently terminated, the “Committee” (as defined in the Plan) shall determine the meaning of such term in its sole discretion.

33.
Compensation Recovery Policy: The Board has adopted this compensation recovery policy (the “Clawback Policy”) for “named executive officers,” other senior officers and participants (each hereinafter referred to individually as an “Executive” and collectively as “Executives”) in the Company’s Management Incentive Plan (“MIP”) and the Company’s Long-term Compensation Plan (“LTCP”), and the Performance Shares granted under this Agreement shall be deemed to be components of the MIP and/or the LTCP. Under the Clawback Policy, the Board may, to the extent permitted by governing law, require reimbursement of any MIP bonus or LTCP stock grants paid to an individual Executive, a group of Executives or all Executives if:  (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, (ii) the Board reasonably determines that the Executive engaged in conduct that caused or partially caused the need for the restatement or that the restatement is of such a nature as to warrant seeking recovery of compensation from all or some larger group of Executives, and (iii) a lower payment would have been made to the Executive (or group of Executives) based upon the restated financial results.  In each such instance, the Board may seek to recover the relevant overpayment amount of the MIP bonus or LTCP grant for the period at issue.  In applying the Clawback Policy, the Board will have sole discretion in determining whether an Executive’s conduct has or has not met any particular standard of conduct under law or Company policy and whether the compensation recovery should apply to an individual Executive or a larger group of Executives and the extent of the amount of recovery sought.  Further, following a restatement of the Company’s financial statements, the Company will recover any compensation received by (a) the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002 (Section 304 of the Sarbanes-Oxley Act of 2002 requires the Chief Executive Officer and Chief Financial Officer of a company to disgorge their bonuses and other incentive compensation where (i) the company must prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws and (ii) the noncompliance results from misconduct), or (b) an executive officer, to the extent required under Section 954 of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

34.
The Plan Governs; Capitalized Terms: The Plan provides a complete description of the terms and conditions governing the Performance Shares. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms will completely supersede and replace the conflicting terms of this Agreement. All capitalized terms will have the meanings ascribed to them in the Plan, unless specifically defined otherwise herein.